POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Burgess Winter, Douglas J. Purdom and Andrew A. Brodkey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the following registration statements filed with the Securities and Exchange Commission on behalf of Magma Copper Company, a Delaware corporation (the "Company"):
                   Form S-3                          Form S-8
                   --------                          --------

                   33-60501                          33-21344
                   33-53021                          33-35566
                   33-52857                          33-35569
                   33-26294                          33-47910
                                                     33-64766
                                                     33-66498
                                                     33-66500

as necessary to terminate such registration statements and to deregister the securities remaining unsold thereunder, and to file such amendments, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This power of attorney has been signed below by the following persons in their capacities and on the dates indicated below.

      Signature                         Title                          Date
      ---------                         -----                          ----

/s/J. Burgess Winter               President, Chief                 February 13,
-----------------------           Executive Officer,                   1996
  J. Burgess Winter


/s/Douglas J. Purdom           Vice President and Chief             February 13,
-----------------------           Financial Officer                    1996
  Douglas J. Purdom            (Principal Financial and
                                  Accounting Officer)



/s/T. Rognald Dankmeyer                Director                     February 9,
-----------------------                                                1996
  T. Rognald Dankmeyer


/s/Donald E. Egan                      Director                     February 9,
-----------------------                                                1996
  Donald E. Egan


/s/Stefano Giorgini                    Director                     February 9,
-----------------------                                                1996
  Stefano Giorgini